Exhibit 99.1

LASER MORTGAGE MANAGEMENT, INC. ANNOUNCES

SALE OF MORTGAGE SECURITIES

New York, New York, March 24, 2003. LASER Mortgage Management, Inc. (OTC Bulletin Board: LSMM) announced today that it sold mortgage securities previously determined to be other-than-temporarily impaired, further advancing the objectives of LASER’s Plan of Liquidation and Dissolution.

Currently, the unaudited value per outstanding common share of the net assets in liquidation as a result of this sale, together with the effect of continuing corporate expenses and the previously announced partial liquidation distribution of $0.50 per outstanding share of common stock, is estimated to be $0.87.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding LASER Mortgage Management, Inc.’s business which are not historical facts are “forward-looking” statements that involve risk and uncertainties.

Date:	March 24, 2003

Contact:	LASER Mortgage Management, Inc. Mr. Charles R. Howe, II Chief Financial Officer, Treasurer and Secretary 914-798-4216